Exhibit 10.59

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of November 17, 2010, is made and entered into by and between ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Pledgor”), and McKESSON CORPORATION, a Delaware corporation (the “Secured Party”), pursuant to the terms of the Accentia Plan (as defined below), based on the following additional facts and understandings:

RECITALS

A. On August 16, 2010, Pledgor and its subsidiaries filed with the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”) their First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code (the “Accentia First Amended Plan”), which was modified on October 25, 2010 by a First Modification to First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. under Chapter 11 of Title 11, United States Code (the “Accentia First Modification” and, together with the Accentia First Amended Plan and as further modified, hereinafter referred to as the “Accentia Plan”).

B. On November 2, 2010, the Bankruptcy Court entered its order confirming the Accentia Plan in the Chapter 11 cases of Pledgor and its subsidiaries (the “Bankruptcy Cases”), and the Accentia Plan became effective on November 17, 2010.

C. On August 16, 2010, Biovest International, Inc. (“Biovest”) and its subsidiaries filed with the Bankruptcy Court their First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code (the “Biovest First Amended Plan”), which was modified on October 25, 2010 by a First Modification to First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code (the “Biovest First Modification” and, together with the Biovest First Amended Plan and as further modified, hereinafter referred to as the “Biovest Plan”).

D. On November 2, 2010, the Bankruptcy Court entered its order confirming the Biovest Plan in the Chapter 11 cases of Biovest and its subsidiaries, and the Biovest Plan became effective on November 17, 2010.

E. Pledgor is the maker of that certain Class 4 Plan Promissory Note dated November 17, 2010 in the original principal amount of $4,342,770.50 in favor of Secured Party (the “Note”), which Note was issued to Secured Party in exchange for Secured Party’s secured claims against Pledgor in the Bankruptcy Cases pursuant to the Accentia Plan.

F. It is and was a condition to Secured Party’s willingness to accept the Note in exchange for Secured Party’s secured claims against Pledgor in the Bankruptcy Cases that the Note be and remain secured by a first priority lien upon and security interest in that number of issued and outstanding shares of the common stock, par value $.01 per share (the “Biovest Stock”), of Biovest, as reorganized pursuant to the Biovest Plan, owned by Pledgor on November 17, 2010 and having a value on November 17, 2010 of not less than 200% of the aggregate of the face amount of the Note plus such interest as is projected to accrue thereon from November 17, 2010 through March 17, 2014 at the “Contract Rate” (as defined in the Note), determined by valuing such shares of Biovest Stock at the “Market Price” of such shares (as the term “Market Price” is defined in the Biovest Plan).

G. Pledgor represents and warrants that the number of shares of Biovest Stock that, in the aggregate, have a value on November 17, 2010 of not less than 200% of $5,066,168.98 (i.e., the principal amount of the Note plus projected interest accruing from November 17, 2010 until March 17, 2014 at the Contract Rate of 5% per annum) based upon the “Market Price” of such shares is 6,103,818 shares of Biovest Stock. Such shares are defined herein as the “Pledged Shares” and are more particularly described on Exhibit 1 attached hereto.

NOW, THEREFORE, in consideration for the mutual covenants and agreements hereinafter contained, Pledgor and Secured Party agree as follows:

SECTION 1. Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning assigned to them in the Note.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Additional Pledged Collateral” means any and all securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares, and cash and non-cash proceeds of the Pledged Shares, and all supporting obligations of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, Pledgor.

“Documents” means this Agreement, the Note, and all other certificates, documents, agreements, stock powers, and instruments delivered to Secured Party under or in connection with any of them.

“Event of Default” has the meaning set forth in Section 6 of this Agreement.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means all indebtedness, liabilities and other obligations of Pledgor to Secured Party under or in connection with this Agreement or the Note, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Pledgor of any bankruptcy or insolvency proceeding naming Pledgor as the debtor in such proceeding.

2.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” has the meaning set forth in Section 2(a) of this Agreement.

“Pledged Shares” has the meaning set forth in Recital G above.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Where applicable and except as otherwise defined herein or in the Note, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, except to the extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement; and (viii) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

SECTION 2. Security Interest.

(a) As security for the payment and performance of the Obligations, Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Shares and the Additional Pledged Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Pledged Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and the Additional Pledged Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Shares and the Additional Pledged Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

3.

(b) Upon the execution of this Agreement, Pledgor agrees to deliver to Secured Party, at the address designated by Secured Party, the certificate representing the Pledged Shares as listed on Exhibit 1 attached hereto, and an undated stock power covering such certificate, duly executed in blank by Pledgor, or any other equivalent or necessary instrument of transfer. Each and every stock certificate evidencing the Pledged Shares shall contain the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

(c) If Pledgor shall become entitled to receive or shall receive any Additional Pledged Collateral, Pledgor shall accept any such Additional Pledged Collateral as Secured Party’s agent, shall hold it in trust for Secured Party, shall segregate it from other property or funds of Pledgor, and shall deliver all Additional Pledged Collateral and all certificates, instruments and other writings representing such Additional Pledged Collateral forthwith to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, to be held by Secured Party subject to the terms of this Agreement, as part of the Pledged Collateral. Upon accepting any such Additional Pledged Collateral hereunder, Secured Party shall promptly send a notification to Pledgor describing the Additional Pledged Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

(d) Pledgor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Pledged Collateral and to accomplish the purposes of this Agreement. Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property. Pledgor will join with Secured Party in notifying any third party who has possession of any Pledged Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that is holding the Pledged Collateral for the benefit of Secured Party. Pledgor ratifies and authorizes the filing by Secured Party of any financing statement filed prior to the date hereof describing the Pledged Collateral.

4.

(e) This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until terminated in accordance with Section 15 of this Agreement.

(f) In addition to any liability that Pledgor may have or owe to Secured Party under the Note, this Agreement, or any other agreement between Secured Party and Pledgor, Pledgor shall have liability to Secured Party for (i) any damages, costs or other expense suffered by Secured Party as a result of the lack of authenticity or genuineness of the Pledged Collateral delivered to Secured Party hereunder or the failure of Pledgor to deliver the items specified in this Agreement as being required to be delivered to Secured Party; (ii) the payment by Secured Party of expenses hereunder or under any other Documents to which it is a party; or (iii) the breach of any representation, warranty or other covenant of Pledgor contained herein or made in connection herewith or failure otherwise to perform its obligations hereunder or under any other Documents to which it is a party (including any indemnity obligations).

SECTION 3. Administration of the Pledged Collateral.

(a) Unless an Event of Default shall have occurred and be continuing: (i) Pledgor shall be entitled to receive and retain for its own account any cash dividend in respect of the Pledged Collateral; and (ii) Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of Biovest to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that Secured Party shall receive, and Pledgor shall not be entitled to receive, (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of Biovest or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving Biovest; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken or proxy given which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of Biovest or be inconsistent with or violate any provision of this Agreement or any other Documents or the Accentia Plan or which would permit or direct Pledgor to breach its agreements with Secured Party. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise, and to receive distributions which it is authorized to receive and retain, pursuant to this subsection (a).

(b) Upon and after the occurrence of, and during the continuance of, any Event of Default: (i) Secured Party shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by Secured Party as part of the Pledged Collateral; (ii) Secured Party shall have the right following prior written notice to Pledgor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof; and (iii) Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

5.

(c) Distributions and other payments which are received by Pledgor but which it is not entitled to retain as a result of the operation of this Agreement shall be held in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith paid over or delivered to Secured Party in the same form as so received.

(d) At any time and from time to time, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e) For the purpose of enabling Secured Party to exercise its rights under this Section 3 or otherwise in connection with this Agreement, Pledgor hereby (i) constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints Secured Party as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of Biovest held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Pledgor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this subsection (e).

(f) Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by Secured Party hereunder, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

6.

SECTION 4. Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(a) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person or judicial authority (including the Bankruptcy Court), is required for the due execution, delivery or performance by Pledgor of this Agreement.

(b) All of the Pledged Shares have been, and upon issuance any Additional Pledged Collateral will be, duly and validly issued, and are and will be fully paid and non-assessable.

(c) With respect to the Pledged Shares, Pledgor is, and with respect to any Additional Pledged Collateral Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(d) Except for the restrictive legend described in Section 2(b) of this Agreement, (i) there are no restrictions on the transferability of the Pledged Collateral to Secured Party or with respect to the foreclosure, transfer or disposition thereof by Secured Party; and (ii) there are no shareholders agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.

(e) As of the date of this Agreement, Pledgor’s principal place of business is, and all books and records concerning the Pledged Collateral are located at, its address set forth on the signature page hereof; and Pledgor’s exact legal name (including following confirmation of the Accentia Plan) is as set forth in the first paragraph of this Agreement.

(f) Other than financing statements in favor of Secured Party, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

(g) Pledgor has rights in or the power to transfer the Pledged Collateral.

(h) No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of Secured Party.

Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 5. Covenants. So long as any of the Obligations remain unsatisfied, Pledgor agrees that:

(a) Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

7.

(b) Pledgor shall give prompt written notice to Secured Party (and in any event not later than thirty (30) days following any change described below in this subsection) of: (i) any change in Pledgor’s location of its principal place of business; (ii) any change in the location of books and records pertaining to the Pledged Collateral; and (iii) any change in its name.

(c) Pledgor will not surrender or lose possession of (other than to Secured Party or, with the prior consent of Secured Party, to a depositary or financial intermediary), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(d) Pledgor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e) Pledgor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(f) Pledgor will deliver promptly to Secured Party all reports and notices received by Pledgor from Biovest in respect of any of the Pledged Collateral, and make such demands and requests for information and reports as Pledgor is entitled to make in respect of the Pledged Collateral, in each case as Secured Party shall reasonably request.

(g) Pledgor shall give Secured Party immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.

SECTION 6. Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Pledgor shall fail to timely perform any duty or obligation that it is required to perform under the Note or this Agreement.

(b) Pledgor or Biovest shall become a debtor in a new case under the Bankruptcy Code, or any of the Bankruptcy Cases or the bankruptcy case of Biovest shall be converted into a case under Chapter 7 of the Bankruptcy Code, or the Accentia Plan or the Biovest Plan shall be amended in a manner not consented to by Secured Party in writing, or a material breach shall occur under the Accentia Plan or the Biovest Plan that is not cured within thirty (30) days of the occurrence thereof (or such other date as permitted by order of the Bankruptcy Court after notice and a hearing).

(c) Pledgor or Biovest shall take any action seeking to dissolve or wind up its affairs, shall make a general assignment for the benefit of creditors, shall become subject to control by a receiver, trustee or other custodian, or shall permit or suffer to occur any exercise of remedies by another person or entity such as a creditor or governmental authority that is likely to have a material adverse affect either (i) on Secured Party’s ability to receive the benefit of its bargain under any of the Documents, or (ii) on the ability of Pledgor or Biovest to operate its business or to manage its financial affairs.

8.

(d) Pledgor or Biovest shall merge with another person or entity without being the surviving entity, or shall be acquired by another person or entity, or shall sell substantially all of its assets without the prior written consent of Secured Party.

(e) Any event under the Note or this Agreement shall occur that permits Secured Party to exercise any and all rights and remedies available to Secured Party under any of its agreements with Pledgor or applicable law.

(f) Pledgor shall fail to timely pay any amount payable hereunder or under any other Document, or any other Obligations, time being of the essence of any and all such payment obligations.

(g) Any representation or warranty by Pledgor under this Agreement or any other Document shall prove to have been incorrect in any material respect when made or deemed made.

(h) Pledgor shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of ten (10) days after written notice thereof from Secured Party.

(i) Secured Party shall fail to have a lien or security interest of first priority in any of the Pledged Collateral.

(j) Any levy upon, seizure or attachment of any of the Pledged Collateral.

SECTION 7. Remedies.

(a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law.

9.

(b) The cash proceeds actually received from the sale or other disposition or collection of the Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable law. Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of the Pledged Collateral.

(c) Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.

(d) Pledgor’s obligations hereunder shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Pledgor be exonerated or discharged by, (A) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Biovest, Pledgor, any guarantor or any other Person; (B) any limitation, discharge, or cessation of the liability of Pledgor or any Person for any Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Obligations; (C) any merger, acquisition, consolidation or change in structure of Biovest, Pledgor or any guarantor or other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Biovest, Pledgor, any guarantor or other Person; (D) any assignment or other transfer, in whole or in part, of Secured Party’s interests in and rights under the Documents; (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that Biovest, Pledgor, any guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute or deliver any Document or this Agreement or any other document related thereto; (F) any direction of application of payment to Biovest, Pledgor, any guarantor or other Person; and (G) Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Obligations.

(e) Pledgor waives and agrees not to assert: (A) any right to require Secured Party to proceed against any other Person, to proceed against or exhaust any collateral or other security held for the Obligations, to give notice of or institute any public or private sale, foreclosure, or other disposition of any collateral or security for the Obligations, including, without limitation, to comply with applicable provisions of the UCC or any equivalent provision of any other applicable law in connection with the sale, foreclosure, or other disposition of any collateral or to pursue any other right, remedy, power or privilege of Secured Party whatsoever, or give Pledgor any other notice with respect to the foregoing; (B) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations; and (C) to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by applicable law which may conflict with the terms of this Agreement or any Document.

10.

(f) Pledgor waives any and all notice of the creation, renewal, modification, extension or accrual of the Obligations. The Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Agreement. Pledgor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Pledgor or any other Person with respect to the Obligations.

(g) Pledgor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. Secured Party may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If Secured Party sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Secured Party may resell the Pledged Collateral, and Pledgor shall be credited with the proceeds of the sale.

SECTION 8. Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature page hereof, or at or to such other address or facsimile number as shall be designated by either party in a written notice to the other party hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five (5) business days after deposit in the mail, first class, postage prepaid; and (iii) if sent by facsimile transmission, when sent.

SECTION 9. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 10. Binding Effect. This Agreement shall be binding upon Pledgor and its successors and assigns, and inure to the benefit of and be enforceable by Secured Party and its successors, endorsees, transferees and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Pledgor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party shall be void.

11.

SECTION 11. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than California. The Bankruptcy Court shall retain jurisdiction over the parties to hear and determine any matters or disputes arising from or related to this Agreement.

SECTION 12. Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by Pledgor shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 15. Termination. Upon payment and performance in full of all Obligations, the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all such security interests given by Pledgor to Secured Party hereunder.

SECTION 16. Costs and Expenses.

(a) Pledgor agrees to pay on demand all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, the Note, or any Document, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of the Pledged Collateral.

(b) Any amounts payable to Secured Party under this Section 16 or otherwise under this Agreement if not paid within ten (10) days of demand shall bear interest from the date of such demand until paid in full, at a rate per annum of 10%, not to exceed the highest lawful rate of interest. If 10% per annum is higher than the highest lawful rate of interest, then interest shall accrue at the highest rate of interest permitted by applicable law.

12.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

PLEDGOR:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, President

Address:	324 South Hyde Park Avenue
Suite 350
Tampa, Florida 33606

Facsimile Number: 813-258-6912

SECURED PARTY:

McKESSON CORPORATION

By:	/s/ Jenifer Schineller Townsley
Jenifer Schineller Townsley
Vice President, Financial Services

Address:	One Post Street, 20th Floor
San Francisco, California 94104

Facsimile Number: 415-732-2967

13.

Exhibit 1

Pledged Shares

6,103,818 shares of Biovest Stock being represented by stock certificate number

S-1